NOTICE OF GUARANTEED DELIVERY FOR

                      FORTUNE NATURAL RESOURCES CORPORATION

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Fortune Natural Resources Corporation (the "Company") made pursuant to the Prospectus, dated February ___, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if Old Public Warrants are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to U.S. Stock Transfer Corporation (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Warrants pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

          DELIVERY TO: U.S. STOCK TRANSFER CORPORATION, EXCHANGE AGENT

           By Hand, Registered or Certified Mail or Overnight Courier:

                        U. S. Stock Transfer Corporation
                               1745 Gardena Avenue
                                  Second Floor
                             Glendale, CA 91204-2991
                      Attention: Jim Hunter, Vice President

                             Facsimile Transmission:
                                 (818) 502-1737
                      Attention: Jim Hunter, Vice President

                              Confirm by Telephone:
                                 (818) 502-1404

     Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the number of Old Public Warrants set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.


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Number of Old Public Warrants                Name(s) of Record Holders(s):
Tendered:
___________________________________          ___________________________________
Warrant Nos. (if available):


___________________________________          ___________________________________
                                             Address(es):


___________________________________          ___________________________________



If Old Public Warrants will be               Area Code and Telephone Number(s);
delivered by book-entry transfer to
The Depository Trust Company, provide
account number.


                                             ___________________________________
                                             Signature(s):

Account Number ____________________          ___________________________________


                                             ___________________________________



         THE ACCOMPANYING GUARANTEE OF DELIVERY MUST ALSO BE COMPLETED.


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                              GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Exchange Act of 1934, as amended, hereby (a) guarantees to deliver to the Exchange Agent, at its address set forth above, the Old Public Warrants described above, in proper form for transfer, or a Book-Entry
Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within four business days after the Expiration Date.


Name of Firm: ______________________         ___________________________________
                                             (Authorized Signature)




Address: ___________________________         Title: ____________________________

____________________________________         Name:  ____________________________

Area Code and
Telephone Number:___________________         Date:  ____________________________


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                      FORTUNE NATURAL RESOURCES CORPORATION

                                OFFER TO EXCHANGE

           COMMON STOCK PURCHASE WARRANTS EXPIRING SEPTEMBER 28, 1999
                                FOR OUTSTANDING
           COMMON STOCK PURCHASE WARRANTS EXPIRING SEPTEMBER 28, 1998


TO:     BROKERS, DEALERS, COMMERCIAL BANKS,
        TRUST COMPANIES AND OTHER NOMINEES:

     Upon and subject to the terms and conditions set forth in the Prospectus, dated February ___, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), an offer to exchange (the "Exchange Offer") the registered Common Stock Purchase Warrants expiring September 28, 1999 (the "New Warrants") for any and all Common Stock Purchase Warrants issued in connection with the Company's 1993 public Unit offering and expiring September 28, 1998 (the "Old Warrants") (CUSIP #s 349 681 11 4) is being made pursuant to such Prospectus.

     We are requesting that you contact your clients for whom you hold Old Warrants regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Public Warrants registered in your name or in the name of your nominee, or who hold Old Public Warrants registered in their own names, we are enclosing the following documents:

     1. Prospectus dated February ___, 1998;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if Old Warrants are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

     4. A form of letter which may be sent to your clients for whose account you hold Old Warrants registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 31, 1998 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY. THE OLD WARRANTS TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.


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


     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and the Old Public Warrants should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Old Public Warrants wish to tender, but it is impracticable for them to forward their Old Public Warrants prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures".

     Additional copies of the enclosed material may be obtained from U. S. Stock Transfer Corporation, the Exchange Agent, at 1745 Gardena Avenue, Second Floor, Glendale, California 91204-2991, Attention: Jim Hunter, Vice President, phone
(818) 502-1404 and facsimile (818) 502-1737.


                                      Fortune Natural Resources Corporation


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


                      FORTUNE NATURAL RESOURCES CORPORATION
                                OFFER TO EXCHANGE
           COMMON STOCK PURCHASE WARRANTS EXPIRING SEPTEMBER 28, 1999
                                FOR OUTSTANDING
           COMMON STOCK PURCHASE WARRANTS EXPIRING SEPTEMBER 28, 1998

TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus of Fortune Natural Resources Corporation, a Delaware corporation (the "Company" or "Fortune"), dated February ___, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") Common Stock Purchase Warrants expiring September 28, 1999 (the "New Warrants") for certain outstanding Common Stock Purchase Warrants (the "Old Public Warrants"), upon the terms and subject to the conditions described in the Prospectus.

     This material is being forwarded to you as the beneficial owner of the Old Warrants carried by us in your account but not registered in your name. A TENDER OF SUCH OLD PUBLIC WARRANTS MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Public Warrants held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Public Warrants on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 31, 1998 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY. ANY OLD PUBLIC WARRANTS TENDERED
PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.

     Your attention is directed to the following:

     1. The Exchange Offer is for any and all Old Public Warrants.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions."

     3. Any transfer taxes incident to the transfer of Old Public Warrants from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by the Company.

If you wish to have us tender your Old Warrants, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Public Warrants.


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


                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated February ___, 1998, of Fortune Natural Resources Corporation, a Delaware corporation, and the related specimen Letter of Transmittal.

     This will instruct you to tender the number of Old Public Warrants indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

[ ] Please tender my Old Public Warrants held by you for my account. If I do not wish to tender all of the Old Warrants held by you for my account, I have identified on a signed schedule attached hereto the number of Old Warrants that I do not wish tendered.

[ ]  Please do not tender any Old Public Warrants held by you for my account.



Date ________________, 1998            _________________________________________
                                       Signature(s)


                                       _________________________________________


                                       _________________________________________
                                       Please print name(s) here


                                       _________________________________________
                                       Area Code and Telephone No.



     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OLD WARRANTS.

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